EXECUTION COPY


                                CUSTODY AGREEMENT


         Custody Agreement, dated August , 1992, between MORGAN STANLEY TRUST COMPANY (the "Custodian") and IDS BANK & TRUST (the "Customer").

         1. The Customer hereby appoints the Custodian as a custodian of Eligible Securities (as hereinafter defined) owned or held by the Customer and instructs the Custodian to establish an account identified as belonging to the Customer (the "Account"). The Custodian shall have general responsibility for the safekeeping of such Eligible Securities and any and all monies and other property (collectively, the "Property") received by the Custodian or any Subcustodian appointed as described below for the account of the Customer. "Eligible Securities" means the securities delivered from time to time to the Custodian for custody in the Account. It is understood that the specific procedures the Custodian will use in carrying out its responsibilities under this Agreement are set forth in the procedures manual attached hereto as Exhibit A (the "Procedures Manual"), as such Procedures Manual may be amended from time to time by the Custodian by ninety days prior written notice to the Customer (unless the Customer agrees to a shorter period). The Customer acknowledges that the Procedures Manual constitutes an integral part of this Agreement.

         2. The Customer agrees that the Property held for the Customer's account may be physically held outside the United States.

         3. The Property held in the Account may be held in custody and deposit accounts that have been established by the Custodian with one or more domestic or foreign banks, or through the facilities of one or more clearing agencies or central securities depositories, as listed on Exhibit B hereto (the "Subcustodians"), as such Exhibit may be amended from time to time by the Custodian by written notice to the Customer. The Custodian shall deliver to the Customer such information as is necessary or appropriate for the Customer to determine that the Customer is in compliance with Rule 17f-5 promulgated under the Investment Company Act of 1940, as amended. The Custodian may hold Property for all of its customers with a Subcustodian in a single account that is identified as belonging to the Custodian for the benefit of its customers. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency. The Custodian shall not be liable for any loss resulting directly from the physical presence of any Property in a foreign country (and not by virtue of the actions of the Custodian or any Subcustodian) including, but not limited to, losses resulting from nationalization, expropriation, exchange controls or acts of war or terrorism. Except as provided in the previous sentence, the liability of the Custodian for losses incurred by the Customer in respect of Property held by the Custodian for the Customer's account shall not be affected by the Custodian's use of Subcustodians.


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         4. With respect to Property held by a Subcustodian pursuant to
         Section 3:

                  (a) The Custodian will identify on its books as belonging to the Customer any Property held by such Subcustodian for the Custodian's account;

                  (b) In the event that the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian will be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as a custodian for its customers;

                  (c) The Custodian shall require that Property held by the Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any other property held by the Subcustodian and as held solely for the benefit of customers of the Custodian; and

                  (d) The Custodian will hold Property through a Subcustodian only if (i) such Subcustodian and any securities depository or clearing agency in which such Subcustodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to such Property except a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration.

         5. The Custodian shall allow the Customer's accountants reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Customer's affairs. The Custodian shall also obtain from any Subcustodian (and will require each Subcustodian to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Customer's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.

         6. The Custodian shall provide such reports and other information to the Customer as the Custodian and the Customer may agree from time to time, including such reports which are described in the Procedures Manual.

         7. The Custodian shall make or cause any Subcustodian to make payments from monies held in the Customer's account, except as provided in Section 9 hereof, only



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                  (a) upon the purchase of Eligible Securities for the account of the Customer and then only upon the delivery of such Eligible Securities;

                  (b) for payments to be made in connection with the conversion, exchange or surrender of Eligible Securities in the Customer's account;

                  (c) upon a request of the Customer that the Custodian return monies being held in the Customer's account;

                  (d) upon termination of this Custody Agreement as hereinafter set forth; and

                  (e) for any other purpose upon receipt of explicit instructions of the Customer accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such payment.

Except as provided in the last sentence of this Section 7, all payments pursuant to this Section 7 will be made only upon receipt by the Custodian of Authorized Instructions (as hereinafter defined) of the Customer which shall specify the purpose for which the payment is to be made. In the event that it is not possible to make a payment in accordance with Authorized Instructions of the Customer, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any payment pursuant to subsection (d) of this
Section 7 will be made in accordance with Section 14.

         8. Eligible Securities held in the Customer's account will be transferred, exchanged or delivered by the Custodian or a Subcustodian, except as provided in Section 9 hereof, only

                  (a) upon sale of such Eligible Securities for the account of the Customer and then only upon receipt of payment therefor;

                  (b) upon exercise of conversion, subscription, purchase or other similar rights represented by such Eligible Securities;

                  (c) in the case of warrants, rights or similar securities, upon the surrender thereof in the exercise of such warrants, rights or similar securities;

                  (d) for delivery in connection with any loans of securities made by the Customer, but only against receipt of such collateral as agreed upon from time to time by the Custodian and the Customer;

                  (e) upon the termination of this Custody Agreement as hereinafter set forth; and

                  (f) for any other purpose upon receipt of explicit instructions of the Customer accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such transfer, exchange or delivery.


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Except as provided in the last sentence of this Section 8, all transfers, exchanges or deliveries of Eligible Securities in the Customer's account pursuant to this Section 8 will be made only upon receipt by the Custodian of Authorized Instructions of the Customer which shall specify the purpose for which the transfer, exchange or delivery is to be made. In the event that it is not possible to transfer Eligible Securities in accordance with Authorized Instructions of the Customer, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any transfer or delivery pursuant to subsection (e) of this Section 8 will be made in accordance with Section 14.

         9. In the absence of Authorized Instructions from the Customer to the contrary, the Custodian may, and it may authorize any Subcustodian to:

                  (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Customer;

                  (b) receive and collect all income and principal with respect to Eligible Securities in the Customer's account and to credit cash receipts to the Customer's account;

                  (c) exchange securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

                  (d) surrender Eligible Securities in the Customer's account at maturity or when called for redemption upon receiving payment therefor;

                  (e) execute in the Customer's name such ownership and other certificates as may be required to obtain the payment of income from Eligible Securities held in the Customer's account;

                  (f) pay or cause to be paid, from the Customer's account, any and all taxes and levies in the nature of taxes imposed on Property in the Customer's account by any governmental authority in connection with transactions in such Property;

                  (g) endorse for collection, in the name of the Customer, checks, drafts and other negotiable instruments; and

                  (h) in general, attend to all nondiscretionary details in connection with the sale, purchase, transfer and other dealings with the Property held for the Customer's account by the Custodian or by a Subcustodian, except as otherwise directed by the Customer.



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         10. "Authorized Instructions" of the Customer shall mean instructions received by tested telex or telecopy or by such other means as may be agreed in writing between the Customer and the Custodian. Unless otherwise specified in this Agreement, the Custodian shall be entitled to act, and shall have no liability for acting, upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by one or more persons which the Customer has previously identified to the Custodian as authorized to act on the Customer's behalf.

         11. Eligible Securities held for the Customer's account which must be held in registered form may be registered in the name of the Custodian's nominee or, in the case of Eligible Securities in the custody of an entity other than the Custodian, in the name of such entity's nominee. The Customer agrees to hold any such nominee harmless from any liability as a holder of record of such Eligible Securities. The Custodian may without notice to the Customer cause any such Eligible Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer.

         12. The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or the Procedures Manual or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation or of this Agreement or the Procedures Manual. The Custodian shall not be liable to the Customer or to any other person for any action taken or omitted to be taken by it in connection with this Agreement in the absence of negligence or willful misconduct on the part of the Custodian.

         13. The Customer agrees to pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon from time to time and the Custodian's out-of-pocket or incidental expenses. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Customer's account or any Property held therein and also agrees to hold the Custodian, any Subcustodians, and their respective nominees harmless from any liability as a record holder of Eligible Securities in the Customer's account. The Custodian is and any Subcustodians are authorized to charge any account of the Customer for such items and the Custodian shall have a lien on any and all Property in the Customer's account for any amount owing to the Custodian from time to time under this Agreement. Except as set forth in the previous sentence, or otherwise permitted pursuant to the terms of this agreement, the Custodian shall not pledge, assign, hypothecate or otherwise encumber Eligible Securities or cash without the Customer's Authorized Instructions; it being understood that a Subcustodian will generally retain a lien against securities which the Subcustodian has purchased for the Account but for which the Customer has not yet paid.



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         14. This Agreement may be terminated by the Customer or the Custodian by 90 days written notice to the other, sent by registered mail. If notice of termination is given, the Customer shall, within 60 days following the giving of such notice, deliver to the Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property in the Customer's account. In either event the Custodian, subject to the satisfaction of any lien it may have, will transfer such Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer such Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold such Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall no longer settle any transactions in securities for the Customer's account.

         15. The Custodian, its agents and employees will maintain the confidentiality of information concerning the Property held in the Customer's account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall promptly notify the Customer of such request or requirement so that the Customer may seek a protective order or waive the Custodian's or such Subcustodian's compliance with this Section 15. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

         16. Any notice or other communication from the Customer to the Custodian, unless otherwise provided by this Agreement, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201, Attention: President, and any notice from the Custodian to the Customer is to be mailed postage prepaid, addressed to the Customer at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with notice from the Customer.

         17. The Custodian may assign all of its rights and obligations hereunder to any other entity which is qualified to act as custodian under the terms of this Agreement and majority-owned, directly or indirectly, by Morgan Stanley Group Inc., and upon the assumption of the rights and obligations hereunder by such entity, such entity shall succeed to all of the rights and obligations of, and be substituted for, the Custodian hereunder as if such entity had been originally named as custodian herein. The Custodian shall give prompt written notice to the Customer upon the effectiveness of any such assignment.



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         This Agreement shall bind the successors and assigns of the Customer and the Custodian and shall be governed by the laws of the State of New York.


                                   IDS BANK & TRUST

                                   By /s/ Mark Ellis Vice President
                                       Authorized Signature

         Address for record        2800 Multifoods Tower
                                   Minneapolis, Minnesota  55402


Accepted:

MORGAN STANLEY TRUST COMPANY


By  /s/ J Roberts
    Authorized Signature